Registration Statement No. 333-217200

Filed Pursuant to Rule 433

January 10, 2020

MicroSectors is pleased to announce that $FNGD, the -3x Inverse Leveraged Exchange Traded Note linked to the @NYSE FANG+ Index, has upsized the aggregate principal amount outstanding to $125mm #FANGstocks #TechStocks #FANG+ https://www.sec.gov/Archives/edgar/data/927971/000121465920000228/p17203fwp.htm

$FNGD, the -3x Inverse Leveraged Exchange Traded Note linked to the @NYSE FANG+ Index, has been upsized. For more information, please see our press release. #FAANGstocks #TechStocks $TQQQ $TECS https://www.sec.gov/Archives/edgar/data/927971/000121465920000228/p17203fwp.htm

Tired of trading -3x inverse leveraged Tech products like $SQQQ / $TECS and not getting enough FANG+? Learn more about $FNGD and its recent upsize: https://www.sec.gov/Archives/edgar/data/927971/000121465920000228/p17203fwp.htm

Tired of trading -3x inverse leveraged Tech products like $SQQQ / $TECS and not getting enough FANG+? Learn more about $FNGD. #FAANGstocks #techstocks #tech www.MicroSectors.com

Tired of trading +3x leveraged Tech products like $TQQQ / $TECL and not getting enough FANG+? Learn more about $FNGU. #FAANGstocks #techstocks #tech www.MicroSectors.com

$SQQQ & $TECS may no longer be the standard to obtain inverse exposure to Tech! Learn about $FNGD, the new way to obtain inverse exposure to #FAANG stocks, and its recent upsize here: https://www.sec.gov/Archives/edgar/data/927971/000121465920000228/p17203fwp.htm

$SQQQ & $TECS may no longer be the standard to obtain inverse exposure to Tech! Learn about $FNGD, the new way to obtain inverse exposure to #FAANG stocks. #FAANGstocks #techstocks #tech www.MicroSectors.com

$SQQQ & $TECS may no longer be the standard to obtain inverse exposure to Tech! Learn about $FNGD, the new way to obtain inverse exposure to #FAANG stocks. #FAANGstocks #techstocks #tech www.MicroSectors.com

$TQQQ & $TECL may no longer be the standard in trading leveraged Tech stocks! Learn about $FNGU, the new way to trade #FAANG stocks. #FAANGstocks #techstocks #tech www.MicroSectors.com

Get more BANG, trade FANG. $SQQQ $TECS may no longer be the standard to obtain inverse exposure to Tech, especially if you want FANG+ exposure! Learn about $FNGD, the new way to obtain inverse exposure to #FAANG stocks, and its recent upsize here: https://www.sec.gov/Archives/edgar/data/927971/000121465920000228/p17203fwp.htm

Get more BANG, trade FANG. $SQQQ $TECS may no longer the standard to obtain inverse exposure to Tech stocks, especially if you want FANG stock exposure! Learn about $FNGD, the way to obtain inverse exposure to #FAANG stocks. #Tech #TechStocks www.MicroSectors.com

Get more BANG, trade FANG. $TQQQ $TECL may no longer be the standard for leveraged Tech trading, especially if you want FANG stock exposure! Learn about $FNGU, the way to go long #FAANG stocks. #Tech #TechStocks www.MicroSectors.com

MICROSECTORS Bank of Montreal, the issuer of the ETNs, has filed a registration statement (including a pricing supplement, prospectus supplement and prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read those documents and the other documents that Bank of Montreal has filed with the SEC for more complete information about Bank of Montreal and this offering. You may obtain these documents free of charge by visiting the SEC's website at www.sec.gov. Alternatively, Bank of Montreal will arrange to send to you these documents if you request by calling our agent toll-free at1-877-369-5412.